EXHIBIT 10.3

AMENDMENT
PREMIERE GLOBAL SERVICES, INC. 401(K) PLAN

     WHEREAS, Premiere Global Services, Inc. (the “Plan Sponsor”) sponsors and maintains the Premiere Global Services, Inc. 401(k) Plan (the “Plan”) for the benefit of eligible employees;

     WHEREAS, the Administrative Committee, acting on behalf of the Plan Sponsor, has been delegated the authority to amend the Plan from time to time in the Administrative Committee's discretion; and

     WHEREAS, on June 16, 2009, the Administrative Committee amended the Plan to suspend employer matching contributions and the Administrative Committee now desires to clarify and amend the Plan's Adoption Agreement to reflect such prior amendment;

     NOW, THEREFORE, effective as of April 1, 2009, the Plan's Adoption Agreement dated December 23, 2008, is amended as follows:

A.	Sections 24(b), 24(b)(1), 24(b)(2), and 24(b)(6) are deselected and left blank.

B.	Section 24(a) is selected.

C.	Section 24(a)(6) is selected and the following is inserted in the blank space: Quarterly, but the Employer reserves the right to perform a match “true-up” calculation for the Plan Year.

Dated this 29th day of September, 2009, but effective as of the date set forth herein.

PREMIERE GLOBAL SERVICES, INC.
By: Vesta Mullaney Janner

Director, Compensation and Benefits and Member of the
Administrative Committee